News Release

Bank of Hope to Acquire the Commercial Banking Unit of SMBC
MANUBANK in Accretive, All-Cash Transaction
•Aligns with Hope’s Core Strategy to Enhance its Commercial Banking Capabilities
•Collaboration and Partnership Agreement with SMBC Positions Hope as a Premier Banking Partner to Middle Market Customers from Asia
•Provides Attractive Core Deposit Funding, Specialized Deposit Segments and Commercial Loan Portfolios to Further Diversify Balance Sheet
•Deepens Hope’s Presence in the Greater Los Angeles Metropolitan Area

LOS ANGELES – March 31, 2026 – Hope Bancorp, Inc. (NASDAQ: HOPE) today announced that Bank of Hope, its bank subsidiary, has entered into a definitive agreement under which Bank of Hope will acquire the Commercial Banking Unit (“CBU”) of SMBC MANUBANK, a wholly owned subsidiary of SMBC Americas Holdings, Inc. and Sumitomo Mitsui Banking Corporation (“SMBC”). In addition, Bank of Hope and SMBC intend to enter into a collaboration and partnership agreement to provide commercial and consumer banking services to SMBC’s Japanese midsize business and retail customers needing banking services in the United States.

This transaction aligns with Hope Bancorp’s core strategies to enhance its commercial banking capabilities, expand services and product offerings to the Asian subsidiary and middle market business in the United States, and continue to grow its core funding. The acquisition adds approximately $2.5 billion in loans and $2.7 billion in deposits, based on the CBU balances as of December 31, 2025. Through the CBU, SMBC MANUBANK operates eight branches in Southern California with a focus on the attractive greater Los Angeles metropolitan area. The addition of these branches increases Bank of Hope’s core footprint in Los Angeles, the second-largest metropolitan area in the United States.

The CBU’s business lines are complementary to Bank of Hope’s key business segments, positioning the company for efficient growth. The CBU is a full service commercial bank offering a broad range of banking services across the following business lines: 1) the Japanese Banking Division, which has deep relationships with Japanese businesses that operate in the United States, 2) Diversified Industries, serving middle market and larger mid-corporate clients, 3) Franchise Finance, serving top tier branded quick service restaurant franchisees, 4) Commercial Real Estate, 5) Small Business Administration (“SBA”) loans, and 6) Specialty Deposit group, including Trust and Estate banking. Combining SMBC MANUBANK’s Japanese Banking Division and Bank of Hope’s Korean Subsidiary Group creates a unique, top-tier platform designed to serve Asian multi-national businesses.

“We are very excited to announce this accretive transaction, which strengthens our product offering, deepens our talent and expertise, and enhances our ability to serve the diverse multicultural communities that define modern America, with a particular focus on Korean and Japanese clients. The addition of the Japanese Banking Division complements our Korean Subsidiary Banking Group and positions us to drive strategic growth in cross-border middle market banking across the continental United States and Hawaii,” said Hope Bancorp Chairman, President and CEO Kevin Kim.

“We are acquiring significant core deposits and an attractive lending business, which will meaningfully contribute to enhanced profitability and lead to earnings accretion, as we remain focused on delivering long-term value for our stockholders. We look forward to partnering with SMBC and serving the retail and commercial banking needs of Japanese clients operating in the U.S. We are pleased to welcome the CBU associates joining our Bank of Hope team,” added Kim.

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SMBC Americas Division CEO Hirofumi Otsuka said: “We are pleased to have reached this agreement with Bank of Hope, a trusted and well-established financial institution with a strong reputation for client service and delivering high-quality banking solutions for the communities it serves. We are confident that Bank of Hope, backed by a strong and experienced team, is well positioned to drive continued growth and provide stability and continuity for customers. For SMBC in the Americas, this transaction reinforces our U.S. strategy and our commitment to wholesale and institutional banking, positioning us squarely behind businesses where we have scale, depth, and competitive differentiation, allowing us to fully leverage SMBC’s global platform to deliver high‑impact, specialized solutions across corporate and investment banking, global markets, and transaction banking."

Financial Highlights
Hope Bancorp expects the transaction to deliver significant financial benefits that will advance its goals of delivering sustainable growth and creating durable long-term value for shareholders. Key financial benefits of the transaction include:

•Significant Earnings Accretion: Transaction is expected to be over 20% accretive to Hope Bancorp’s earnings per share in 2027.
•Short Tangible Book Value Earn-back: Tangible book value dilution at closing is expected to be approximately 4.5% and earned back in approximately two years.
•Capital Deployment and Profitability Enhancement: All-cash transaction optimizes capital and improves anticipated tangible returns on equity to approximately 12% in 2027.
•Diversified Core Deposit Base: Transaction enhances Hope Bancorp’s deposit base while lowering its overall cost of deposits. Noninterest bearing demand deposits made up 22% of the CBU’s deposit base as of December 31, 2025, and time deposits made up only 3% of the CBU’s deposits. The addition of the Japanese Banking Division provides a significant source of core deposits and customer expansion and growth, and the addition of specialized deposit verticals, including Trust and Estate Banking, expands Hope’s deposit capabilities.
•Attractive Balance Sheet Growth: Transaction expected to add $2.5 billion in loans across commercial and commercial real estate and $2.7 billion in deposits with a strong mix of non-maturity deposits.

Shared Culture of Meeting the Unique Needs of Our Clients
A key strength of this combination is the shared commitment to relationship-based banking, responsive service, and long-term support for the customers and communities both organizations serve. The transaction brings together experienced bankers with deep expertise across commercial banking, operations and relationship management, positioning the combined company to better serve clients through deeper relationships, broader capabilities and immediate execution.

Transaction Details
Under the terms of the definitive agreement, net assets purchased will be settled in an all-cash transaction. The acquisition includes the CBU’s loan portfolio and deposits.
The transaction has been approved unanimously by the Boards of Directors of Hope Bancorp and Bank of Hope as well as SMBC Americas Holdings, Inc. and SMBC MANUBANK and is expected to close in the second half of 2026, subject to customary regulatory approvals and the satisfaction of other customary closing conditions.
For additional information about the transaction, an investor presentation highlighting its strategic and financial rationale will be available on Hope Bancorp’s investor relations website at https://www.ir-hopebancorp.com/.
Keefe Bruyette and Woods, Inc, a Stifel Company is acting as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is acting as a legal advisor to Hope. RBC Capital Markets is acting as exclusive financial advisor and Davis Polk & Wardwell LLP as legal advisor to SMBC.

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About Hope Bancorp, Inc.

Hope Bancorp, Inc. (NASDAQ: HOPE) is the holding company for Bank of Hope, with $18.53 billion in total assets as of December 31, 2025. Following the addition of Territorial Savings as a division of Bank of Hope, the Company became the largest regional bank serving multicultural customers across the continental United States and Hawaii. Headquartered in Los Angeles, Bank of Hope offers a comprehensive range of commercial, corporate and consumer banking products and services, including commercial and commercial real estate lending, SBA lending, residential mortgage and consumer lending, treasury management, foreign exchange solutions, interest rate derivatives, and international trade finance. Bank of Hope operates 45 full-service branches in California, New York, New Jersey, Washington, Texas, Illinois, Alabama and Georgia under the Bank of Hope banner, and 29 branches in Hawaii under the Territorial Savings banner. Bank of Hope also operates SBA loan production offices, commercial loan production offices, and residential mortgage loan production offices throughout the United States, and a representative office in Seoul, South Korea. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to www.bankofhope.com for Bank of Hope and www.tsbhawaii.bank for Territorial Savings, a division of Bank of Hope. By including the foregoing website address links, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

Forward-Looking Statements

Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” and similar expressions. With respect to any such forward-looking statements, Hope Bancorp claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Hope Bancorp’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. With the consummation of the acquisition of SMBC MANUBANK CBU , factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: the failure of the conditions to closing to be satisfied or waived, difficulties and delays in integrating Hope Bancorp and SMBC MANUBANK CBU and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; and deposit attrition, operating costs, customer loss and business disruption following the acquisition, including difficulties in maintaining relationships with employees and customers, may be greater than expected. Other risks and uncertainties include, but are not limited to: possible renewed deterioration in economic conditions in Hope Bancorp’s areas of operation or elsewhere; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying Hope Bancorp’s allowance for credit losses; potential increases in deposit insurance assessments and regulatory risks associated with current and future regulations; the outcome of any legal proceedings that may be instituted against Hope Bancorp; the impact of U.S. and global trade policies, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, and geopolitical instability and international tensions; and risks from natural disasters. For additional information concerning these and other risk factors, see Hope Bancorp’s most recent Annual Report on Form 10-K and other documents Hope Bancorp files with the SEC from time to time. Hope Bancorp does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

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Non-GAAP Financial Measures

Unless otherwise indicated, all financial metrics presented reflect continuing operations only.

This communication includes information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company, including allocating resources. Hope’s management believes these non-GAAP financial measures are useful to investors because they provide additional information related to the ongoing performance of Hope to offer a more meaningful comparison related to future results of operations. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP, and should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Non-GAAP measures included in this communication are defined below. The Company has not provided forward-looking U.S. GAAP financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of certain future events. These events include, among others, the impact of portfolio changes, including asset sales, mergers, acquisitions, and divestitures; contingent liabilities related to litigation, indemnifications matters; impairments and discrete tax items. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP results for the guidance period.

Non-GAAP Measure Definitions

TCE Ratio

Tangible book value per common share is calculated by subtracting goodwill and core deposit intangible assets from total stockholders’ equity (“tangible book value”), then dividing the difference by the number of shares of common stock outstanding (“Tangible Book Value Per Share”). TCE ratio is calculated by taking tangible book value, then dividing the difference by total assets after subtracting goodwill and core deposit intangible assets (“Tangible Assets”).

Return on Average Tangible Common Equity

Return on average tangible common equity is calculated by dividing net income by average tangible common equity.

Contact Info:
Julianna Balicka
Executive Vice President & Chief Financial Officer
InvestorRelations@bankofhope.com

Nick Leasure / Hugh Burns / Luc Herbowy
Reevemark
212-433-4600
HopeBancorpTeam@reevemark.com

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